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                                                                    EXHIBIT 23.3



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 8, 1996 with respect to the Consolidated Financial Statements of RSA Data Security, Inc. (not presented separately herein) in the Registration Statement (Form S-3) of Security Dynamics Technologies, Inc. for the registration of 784,342 shares of its common stock.


                                                            Ernst & Young LLP
Palo Alto, California
April 9, 1998